Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
Randgold Resources Limited
We hereby consent to the incorporation by reference in the Registration Statements:
1.	Registration Statement on Form S-8 (File No. 333-156150) pertaining to the Randgold Resources Share Option Scheme, Awards of Restricted Stock to Non-Executive Directors, Award of Restricted Stock to D.M. Bristow, Award of Restricted Stock to G.P. Shuttleworth and the Randgold Resources Restricted Share Scheme,

2.	Registration Statement on Form S-8 (File No. 333-145013) pertaining to the Randgold Resources Share Option Scheme and Restricted Stock Awards to Non-Executive Directors, and

3.	Registration Statement on Form S-8 (File No. 333-103222) pertaining to the Randgold Resources Share Option Scheme of our report dated May 15, 2009, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, of Randgold Resources Limited and its subsidiaries which appears in this Form 20-F.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
London
15 May 2009